Exhibit 99.1

R1 RCM Reports Third Quarter 2019 Results
CHICAGO - November 5, 2019 - R1 RCM Inc. (NASDAQ: RCM), a leading provider of technology-enabled revenue cycle management services to healthcare providers, today announced results for the three months ended September 30, 2019.
Third Quarter 2019 Results:

•	Revenue of $301.2 million, up $50.8 million and 20.3% compared to the same period last year

•	GAAP net income of $9.2 million, compared to net loss of $13.4 million in the same period last year

•	Adjusted EBITDA of $48.9 million, up $28.5 million compared to the same period last year
“We continue to see strong momentum across our business. I am pleased to announce that in the third quarter we signed a new operating partner agreement with a large physician organization with annual net patient revenue approaching $700 million,” said Joe Flanagan, President and Chief Executive Officer of R1. “From an operational standpoint, our third quarter results were once again driven by strong operational execution across our customer base, and the team has done a superb job of delivering on our customer commitments ahead of the plans we had entering the year.”
“I’m proud of our team's steady focus on execution and delivering on our customer commitments, which is driving our financial results. With a strong performance in the third quarter, we remain confident in our ability to deliver on our performance and growth goals for the full year,” added Richard Evans, Interim Chief Financial Officer and Chief Accounting Officer.
2019 Outlook
For 2019, R1 expects to generate:

•	Revenue of between $1,175 million and $1,200 million

•	GAAP operating income of $55 million to $70 million

•	Adjusted EBITDA of $165 to $170 million

Conference Call and Webcast Details
R1’s management team will host a conference call today at 8:00 a.m. Eastern Time to discuss its financial results and business outlook. To participate, please dial 866-393-4306 (734-385-2616 outside the U.S. and Canada) using conference code number 7479427. A live webcast and replay of the call will be available at the Investor Relations section of the Company’s web site at ir.r1rcm.com.
Non-GAAP Financial Measures
In order to provide a more comprehensive understanding of the information used by R1’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain non-GAAP financial performance measures, including adjusted EBITDA and net debt. Adjusted EBITDA is defined as GAAP net income before net interest income/expense, income tax provision/benefit, depreciation and amortization expense, share-based compensation expense, expense arising from debt extinguishment, strategic initiatives costs, transitioned employee restructuring expense, digital transformation office expenses, facility exit costs, and certain other items. Net debt is defined as debt less cash and cash equivalents, inclusive of restricted cash.
Our board of directors and management team use adjusted EBITDA as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating actual results against such expectations and (ii) a performance evaluation metric in determining achievement of certain executive incentive compensation programs, as well as for incentive compensation programs for employees.
Tables 4 through 9 present a reconciliation of GAAP financial measures to non-GAAP financial measures, including adjusted EBITDA. Adjusted EBITDA should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.
Forward Looking Statements
This press release includes information that may constitute “forward-looking statements,” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future, not past, events and often address our expected future growth, plans and performance or forecasts. These forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “designed,” “estimate,” “expect,”

“forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “will,” or “would,” and similar expressions or variations, although not all forward-looking statements contain these identifying words. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Subsequent events and developments, including actual results or changes in our assumptions, may cause our views to change. We do not undertake to update our forward-looking statements except to the extent required by applicable law. Readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to, the expected timing of onboarding new business deployment, our ability to integrate the Intermedix business as planned and to realize the expected benefits from the acquisition, our ability to successfully deliver on our commitments to our customers, fluctuations in our results of operations and cash flows, and the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2018 and any other periodic reports that the Company files with the Securities and Exchange Commission.
About R1 RCM
R1 is a leading provider of technology-enabled revenue cycle management services which transform a health system’s revenue cycle performance across settings of care. R1’s proven and scalable operating models seamlessly complement a healthcare organization’s infrastructure, quickly driving sustainable improvements to net patient revenue and cash flows while reducing operating costs and enhancing the patient experience. To learn more, visit: r1rcm.com
Contact:
R1 RCM Inc.
Investor Relations:
Atif Rahim
312-324-5476
investorrelations@r1rcm.com

Media Relations:

Brenda Stewart
312-255-7786
media@r1rcm.com

Table 1
R1 RCM Inc.
Consolidated Balance Sheets
(In millions)
	(Unaudited)
	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$55.6	$62.8
Current portion of restricted cash equivalents	—	1.8
Accounts receivable, net	39.6	42.2
Accounts receivable, net - related party	45.8	55.2
Prepaid expenses and other current assets	49.1	34.8
Total current assets	190.1	196.8
Property, equipment and software, net	114.8	95.2
Operating lease right-of-use assets	75.0	—
Intangible assets, net	168.2	180.5
Goodwill	253.2	254.8
Non-current deferred tax assets	66.8	57.5
Non-current portion of restricted cash equivalents	0.5	0.5
Other assets	32.7	22.2
Total assets	$901.3	$807.5
Liabilities
Current liabilities:
Accounts payable	$24.7	$9.9
Current portion of customer liabilities	10.9	14.7
Current portion of customer liabilities - related party	34.6	51.1
Accrued compensation and benefits	69.7	77.0
Current portion of operating lease liabilities	11.1	—
Current portion of long-term debt	16.3	2.7
Other accrued expenses	35.8	40.8
Total current liabilities	203.1	196.2
Non-current portion of customer liabilities - related party	17.8	17.7
Non-current portion of operating lease liabilities	81.8	—
Long-term debt	351.6	251.0
Long-term debt - related party	—	105.0
Other non-current liabilities	8.4	22.9
Total liabilities	662.7	592.8

Preferred Stock	223.8	208.4
Stockholders’ equity:
Common stock	1.3	1.2
Additional paid-in capital	370.8	361.0
Accumulated deficit	(285.6)	(289.8)
Accumulated other comprehensive loss	(4.4)	(3.5)
Treasury stock	(67.3)	(62.6)
Total stockholders’ equity	14.8	6.3
Total liabilities and stockholders’ equity	$901.3	$807.5

Table 2
R1 RCM Inc.
Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net operating fees	$266.6	$220.1	$760.8	$529.4
Incentive fees	12.3	8.9	41.9	26.8
Other	22.3	21.4	69.4	49.4
Net services revenue	301.2	250.4	872.1	605.6
Operating expenses:
Cost of services	241.9	219.3	725.2	547.9
Selling, general and administrative	28.3	29.6	76.6	69.1
Other expenses	7.4	7.3	26.9	22.9
Total operating expenses	277.6	256.2	828.7	639.9
Income (loss) from operations	23.6	(5.8)	43.4	(34.3)
Loss on debt extinguishment	—	—	(18.8)	—
Net interest (expense) income	(5.0)	(10.0)	(25.1)	(15.6)
Income (loss) before income tax provision (benefit)	18.6	(15.8)	(0.5)	(49.9)
Income tax provision (benefit)	9.4	(2.4)	(4.7)	(10.3)
Net income (loss)	$9.2	$(13.4)	$4.2	$(39.6)

Net income (loss) per common share:
Basic	$0.02	$(0.17)	$(0.10)	$(0.50)
Diluted	$0.01	$(0.17)	$(0.10)	$(0.50)
Weighted average shares used in calculating net income (loss) per common share:
Basic	112,230,439	109,089,507	111,005,255	107,921,457
Diluted	165,622,407	109,089,507	111,005,255	107,921,457

Table 3
R1 RCM Inc.
Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine Months Ended September 30,
	2019	2018
Operating activities
Net income (loss)	$4.2	$(39.6)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	39.9	27.6
Amortization of debt issuance costs	1.4	0.9
Share-based compensation	12.8	13.8
Loss on disposal	—	0.8
Loss on debt extinguishment	18.8	—
Provision for doubtful receivables	2.3	0.5
Deferred income taxes	(9.4)	(12.7)
Non-cash lease expense	8.5	—
Changes in operating assets and liabilities:
Accounts receivable and related party accounts receivable	9.8	(10.8)
Prepaid expenses and other assets	(20.1)	(18.0)
Accounts payable	10.5	(6.0)
Accrued compensation and benefits	(7.3)	15.2
Lease liabilities	(8.9)	—
Other liabilities	1.0	16.3
Customer liabilities and customer liabilities - related party	(20.2)	6.0
Net cash provided by (used in) operating activities	43.3	(6.0)
Investing activities
Purchases of property, equipment, and software	(43.1)	(20.1)
Acquisition of Intermedix, net of cash acquired	—	(462.8)
Net cash used in investing activities	(43.1)	(482.9)
Financing activities
Issuance of senior secured debt, net of discount and issuance costs	321.8	253.1
Issuance of subordinated notes, net of discount and issuance costs	—	105.5
Borrowings on revolver	60.0	—
Payment of debt issuance costs related to the Senior Revolver	—	(0.4)
Repayment of senior secured debt	(272.7)	—
Repayment of subordinated notes and prepayment penalty	(112.2)	—
Repayments on revolver	(10.0)	—
Issuance of common stock and stock warrants, net of issuance costs	—	19.2
Exercise of vested stock options	9.5	3.6
Shares withheld for taxes	(4.7)	(2.9)
Finance lease payments	(0.6)	—
Net cash (used in) provided by financing activities	(8.9)	378.1
Effect of exchange rate changes in cash, cash equivalents and restricted cash	(0.3)	(0.9)
Net increase in cash, cash equivalents and restricted cash	(9.0)	(111.7)
Cash, cash equivalents and restricted cash, at beginning of period	65.1	166.4
Cash, cash equivalents and restricted cash, at end of period	$56.1	$54.7

Table 4
R1 RCM Inc.
Reconciliation of GAAP net income to Non-GAAP adjusted EBITDA (Unaudited)
(In millions)

	Three Months Ended September 30,		2019 vs. 2018 Change		Nine Months Ended September 30,		2019 vs. 2018 Change
	2019	2018	Amount	%	2019	2018	Amount	%
Net income (loss)	$9.2	$(13.4)	$22.6	169%	$4.2	$(39.6)	$43.8	111%
Net interest expense (income)	5.0	10.0	(5.0)	(50)%	25.1	15.6	9.5	61%
Income tax provision (benefit)	9.4	(2.4)	11.8	492%	(4.7)	(10.3)	5.6	(54)%
Depreciation and amortization expense	14.1	14.2	(0.1)	(1)%	39.9	27.6	12.3	45%
Share-based compensation expense	3.8	4.7	(0.9)	(19)%	12.7	13.7	(1.0)	(7)%
Loss on debt extinguishment	—	—	—	—%	18.8	—	18.8	100%
Other expenses	7.4	7.3	0.1	1%	26.9	22.9	4.0	17%
Adjusted EBITDA (non-GAAP)	$48.9	$20.4	$28.5	140%	$122.9	$29.9	$93.0	311%

Table 5
R1 RCM Inc.
Reconciliation of GAAP Cost of Services to Non-GAAP Cost of Services (Unaudited)
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cost of services	$241.9	$219.3	$725.2	$547.9
Less:
Share-based compensation expense	1.5	1.6	4.3	4.4
Depreciation and amortization expense	12.7	11.2	37.2	23.1
Non-GAAP cost of services	$227.7	$206.5	$683.7	$520.4

Table 6
R1 RCM Inc.
Reconciliation of GAAP Selling, General and Administrative to Non-GAAP Selling, General and Administrative (Unaudited)
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Selling, general and administrative	$28.3	$29.6	$76.6	$69.1
Less:
Share-based compensation expense	2.3	3.2	8.4	9.3
Depreciation and amortization expense	1.4	3.0	2.7	4.5
Non-GAAP selling, general and administrative	$24.6	$23.4	$65.5	$55.3

Table 7
R1 RCM Inc.
Consolidated Non-GAAP Financial Information (Unaudited)
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
RCM services: net operating fees	$266.6	$220.1	$760.8	$529.4
RCM services: incentive fees	12.3	8.9	41.9	26.8
RCM services: other	22.3	21.4	69.4	49.4
Net services revenue	301.2	250.4	872.1	605.6

Operating expenses:
Cost of services (non-GAAP)	227.7	206.5	683.7	520.4
Selling, general and administrative (non-GAAP)	24.6	23.4	65.5	55.3
Sub-total	252.3	229.9	749.2	575.7

Adjusted EBITDA	$48.9	$20.4	$122.9	$29.9

Due to rounding, numbers presented in this table may not add up precisely to the totals provided.

Table 8
R1 RCM Inc.
Reconciliation of GAAP Operating Income Guidance to non-GAAP Adjusted EBITDA Guidance
(In millions)

	2019	2020
GAAP Operating Income Guidance	$55-70	$140-170
Plus:
Depreciation and amortization expense	$50-60	$50-60
Share-based compensation expense	$15-20	$15-20
Strategic initiatives, DTO, severance and other costs	$30-35	$5-10
Adjusted EBITDA Guidance	$165-170	$235-260

Table 9
R1 RCM Inc.
Reconciliation of Net Debt (Unaudited)
(In millions)

	September 30,	December 31,
	2019	2018
Senior Revolver	$50.0	$—
Senior Term Loan	320.9	268.7
Notes (primarily with related parties)	—	110.0
	370.9	378.7

Less:
Cash and cash equivalents	55.6	62.8
Current portion of restricted cash	—	1.8
Non-current portion of restricted cash equivalents	0.5	0.5
Net Debt	$314.8	$313.6